                                Exhibit 99.1
                                             NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts:
Media	Analysts
Anthony Paraino	Andrew Kirk
314.554.2182	314.554.3942
aparaino@ameren.com	akirk@ameren.com
For Immediate Release
Ameren Announces First Quarter 2024 Results

•First quarter Diluted Earnings Per Share were $0.98 in 2024 vs. $1.00 in 2023
•Guidance Range for 2024 Affirmed at $4.52 to $4.72 per Diluted Share

ST. LOUIS (May 2, 2024) — Ameren Corporation (NYSE: AEE) today announced first quarter 2024 net income attributable to common shareholders of $261 million, or $0.98 cents per share, compared to first quarter 2023 GAAP net income of $264 million, or $1.00 per diluted share.
First quarter 2024 results reflected earnings on increased infrastructure investments driven by strong execution of the company's strategy. Earnings were positively impacted by new Ameren Illinois Natural Gas service rates and rate design. Ameren Missouri earnings also benefited from new electric service rates and higher electric retail sales that were partially offset by impacts of milder winter temperatures compared to the year-ago-period. These positive factors were more than offset by higher operations and maintenance expenses at Ameren Missouri, which included a charge related to the Rush Island Energy Center litigation, higher interest expense at Ameren Missouri, lower tax benefits at Ameren Parent and a lower return on equity at Ameren Illinois Electric Distribution. Finally, the earnings comparison also reflected higher weighted-average basic common shares outstanding.
“We delivered solid first quarter results through strong operational performance and continued strategic infrastructure and grid technology investments. Upgrading our energy delivery systems and increasing renewable generation will ensure reliable, safe, affordable, and cleaner energy for our customers and communities," said Martin J. Lyons, Jr., chairman, president and chief executive officer of Ameren Corporation. "We remain committed to disciplined cost management, which we expect to result in meaningful operations and maintenance expense reductions in the second half of the year. Through consistent execution of our long-term strategy, we are focused on driving sustainable earnings and dividend growth for our shareholders," added Lyons.
Earnings Guidance
Today, Ameren affirmed its 2024 earnings guidance range of $4.52 to $4.72 per diluted share. Earnings guidance for 2024 assumes normal temperatures for the last nine months of the year and is subject to the effects of, among other things: regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic and capital market conditions; customer usage; severe storms; market returns on company-owned life insurance investments; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri first quarter 2024 earnings were $25 million, compared to first quarter 2023 earnings of $28 million. The year-over-year comparison reflected earnings on increased infrastructure investments, new electric service rates effective July 9, 2023, and higher electric retail sales that were partially offset by impacts of milder winter temperatures compared to the year-ago-period. These positive factors were more than offset by higher operations and maintenance expenses, including a charge related to the Rush Island Energy Center litigation and higher interest expense due to higher debt balances.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution first quarter 2024 earnings were $56 million, compared to first quarter 2023 earnings of $61 million. The year-over-year comparison reflected a lower allowed return on equity for 2024 under the new multi-year rate plan.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas first quarter 2024 earnings were $106 million, compared to first quarter 2023 earnings of $87 million. The year-over-year increase reflected new delivery service rates and rate design effective November 28, 2023. The rate design change, which increased earnings by $8 million, is not expected to impact full-year results.
Ameren Transmission Segment Results
Ameren Transmission first quarter 2024 earnings were $72 million, compared to first quarter 2023 earnings of $71 million. The year-over-year increase reflected earnings on increased infrastructure investments offset primarily by lower allowance for funds used during construction due to timing of financings and project expenditures.
Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent first quarter 2024 earnings were $2 million, compared to first quarter 2023 earnings of $17 million. The year-over-year comparison primarily reflected lower tax benefits associated with share-based compensation.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, May 3, 2024 to discuss 2024 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Latest Quarterly Results,"

where an accompanying slide presentation will also be available. The conference call and presentation will be archived in the “Investors” section of the website under “Quarterly Earnings.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects in the Midcontinent Independent System Operator, Inc. For more information, visit Ameren.com, or follow us on X at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2023, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from Ameren Missouri's petition to the Missouri Public Service Commission (MoPSC) for a financing order to authorize the issuance of securitized utility tariff bonds to finance the cost of the planned accelerated retirement of the Rush Island Energy Center, any additional mitigation relief sought by the United States Department of Justice related to the Rush Island Energy Center in the United States District Court for the Eastern District of Missouri, Ameren Missouri's proposed customer energy-efficiency plan under the Missouri Energy Efficiency Investment Act (MEEIA) filed with the MoPSC in January 2024, Ameren Illinois' December 2023 Illinois Commerce Commission (ICC) order for the Multi-Year Rate Plan (MYRP) electric distribution service regulatory rate review that directed Ameren Illinois to file a revised Grid Plan and a request to update the associated MYRP revenue requirements for 2024 through 2027, both subsequently filed in March 2024, along with Ameren Illinois' January 2024 rehearing request of the order and appeal of the order to the Illinois Appellate Court for the Fifth Judicial District, Ameren Illinois' electric distribution service revenue requirement reconciliation adjustment request filed with the ICC in April 2024, Ameren Illinois' appeal of the November 2023 ICC natural gas delivery service rate order to the Illinois Appellate Court for the Fifth Judicial District, and the August 2022 United States Court of Appeals for the District of Columbia Circuit ruling that vacated the Federal Energy Regulatory Commission's (FERC) Midcontinent Independent System Operator, Inc. (MISO), return on equity (ROE)-determining orders and remanded the proceedings to the FERC;
•our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed ROEs, within frameworks established by our regulators, while maintaining affordability of services for our customers;
•the effect and duration of Ameren Illinois’ election to utilize MYRPs for electric distribution service ratemaking effective for rates beginning in 2024, including the effect of the reconciliation cap on the electric distribution revenue requirement;
•the effect of Ameren Illinois’ use of the performance-based formula ratemaking framework for its participation in electric energy-efficiency programs, and the related impact of the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;
•the effect on Ameren Missouri of any customer rate caps or limitations on increasing the electric service revenue requirement pursuant to Ameren Missouri’s election to use the plant-in-service accounting regulatory mechanism (PISA);
•Ameren Missouri's ability to construct and/or acquire wind, solar, and other renewable energy generation facilities and battery storage, as well as natural gas-fired energy centers, extend the operating license for the Callaway Energy Center, retire fossil fuel-fired energy centers, and implement new or existing customer energy-efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, integrated resource plan, or emissions reduction goals, and to recover its cost of investment, a related return, and, in the case of customer energy-efficiency programs, any lost electric revenues in a timely manner, each of which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity from the MoPSC or any other required approvals for the addition of renewable resources and natural gas-fired energy centers;
•Ameren Missouri’s ability to use or transfer federal production and investment tax credits related to renewable energy projects; the cost of wind, solar, and other renewable generation and storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;
•the outcome of competitive bids related to requests for proposals associated with the MISO’s long-range transmission planning;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects, which is dependent upon the availability of necessary materials and equipment, including those obligations that are affected by supply chain disruptions;
•advancements in energy technologies, including carbon capture, utilization, and sequestration, hydrogen fuel for electric production and energy storage, next generation nuclear, and large-scale long-cycle battery energy storage, and the impact of federal and state energy and economic policies with respect to those technologies;
•the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, foreign trade, and energy policies;
•the effects of changes in federal, state, or local tax laws or rates, including the effects of the Inflation Reduction Act of 2022 (IRA) and the 15% minimum tax on adjusted financial statement income, as well as additional regulations, interpretations, amendments, or technical corrections to or in connection with the IRA, and challenges to the tax positions we have taken, if any, as well as resulting effects on customer rates and the recoverability of the minimum tax imposed under the IRA;
•the effects on energy prices and demand for our services resulting from technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of natural gas for distribution and the cost and availability of purchased power, including capacity, zero emission credits, renewable energy credits, and emission allowances; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies primarily from the one Nuclear Regulatory Commission-licensed supplier of assemblies for Ameren Missouri's Callaway Energy Center;
•the cost and availability of transmission capacity for the energy generated by Ameren Missouri's energy centers or required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;
•the ability to obtain sufficient insurance, or, in the absence of insurance, the ability to timely recover uninsured losses from our customers;

•the impact of cyberattacks and data security risks on us, our suppliers, or other entities on the grid, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•acts of sabotage, which have increased in frequency and severity within the utility industry, war, terrorism, or other intentionally disruptive acts;
•business, economic, and capital market conditions, including the impact of such conditions on interest rates, inflation, and investments;
•the impact of inflation or a recession on our customers and the related impact on our results of operations, financial position, and liquidity;
•disruptions of the capital and credit markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity, and our ability to access the capital and credit markets on reasonable terms when needed;
•the actions of credit rating agencies and the effects of such actions;
•the impact of weather conditions and other natural conditions on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;
•the ability to maintain system reliability during the transition to clean energy generation by Ameren Missouri and the electric utility industry, as well as our ability to meet generation capacity obligations;
•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws and new, more stringent, or changing requirements, including those related to New Source Review provisions of the Clean Air Act, carbon dioxide, nitrogen oxides and other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•the effectiveness of Ameren Missouri's customer energy-efficiency programs and the related revenues and performance incentives earned under its MEEIA programs;
•Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and electric customer energy-efficiency goals and the resulting impact on its allowed ROE;
•labor disputes, work force reductions, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, creditors, or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about environmental, social, and governance practices;
•the impact of adopting new accounting and reporting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, and divestitures;
•legal and administrative proceedings;
•pandemics or other significant global health events, and their impacts on our results of operations, financial position, and liquidity; and
•the impacts of the Russian invasion of Ukraine and conflicts in the Middle East, related sanctions imposed by the U.S. and other governments, and any broadening of these or other global conflicts, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, and other commodities, materials, and services, the inability of our counterparties to perform their obligations, disruptions in the capital and credit markets, acts of sabotage or terrorism, including cyberattacks,and other impacts on business, economic, and geopolitical conditions, including inflation.

New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Operating Revenues:
Electric	$1,364	$1,590
Natural gas	452	472
Total operating revenues	1,816	2,062
Operating Expenses:
Fuel and purchased power	328	608
Natural gas purchased for resale	151	208
Other operations and maintenance	470	448
Depreciation and amortization	361	320
Taxes other than income taxes	135	127
Total operating expenses	1,445	1,711
Operating Income	371	351
Other Income, Net	89	78
Interest Charges	154	127
Income Before Income Taxes	306	302
Income Taxes	44	37
Net Income	262	265
Less: Net Income Attributable to Noncontrolling Interests	1	1
Net Income Attributable to Ameren Common Shareholders	$261	$264

Earnings per Common Share – Basic	$0.98	$1.01

Earnings per Common Share – Diluted	$0.98	$1.00

Weighted-average Common Shares Outstanding – Basic	266.4	262.2
Weighted-average Common Shares Outstanding – Diluted	266.8	263.1

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$85	$25
Accounts receivable - trade (less allowance for doubtful accounts)	507	494
Unbilled revenue	272	319
Miscellaneous accounts receivable	82	106
Inventories	679	733
Current regulatory assets	356	365
Other current assets	103	139
Total current assets	2,084	2,181
Property, Plant, and Equipment, Net	34,114	33,776
Investments and Other Assets:
Nuclear decommissioning trust fund	1,232	1,150
Goodwill	411	411
Regulatory assets	1,904	1,810
Pension and other postretirement benefits	597	581
Other assets	964	921
Total investments and other assets	5,108	4,873
TOTAL ASSETS	$41,306	$40,830
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$1,149	$849
Short-term debt	868	536
Accounts and wages payable	647	1,136
Customer deposits	190	176
Other current liabilities	651	648
Total current liabilities	3,505	3,345
Long-term Debt, Net	15,167	15,121
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	4,251	4,176
Regulatory liabilities	5,593	5,512
Asset retirement obligations	779	772
Other deferred credits and liabilities	439	426
Total deferred credits and other liabilities	11,062	10,886
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	7,228	7,216
Retained earnings	4,219	4,136
Accumulated other comprehensive loss	(7)	(6)
Total shareholders’ equity	11,443	11,349
Noncontrolling Interests	129	129
Total equity	11,572	11,478
TOTAL LIABILITIES AND EQUITY	$41,306	$40,830

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2024	2023
Cash Flows From Operating Activities:
Net income	$262	$265
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	379	350
Amortization of nuclear fuel	18	19
Amortization of debt issuance costs and premium/discounts	5	3
Deferred income taxes and investment tax credits, net	44	35
Allowance for equity funds used during construction	(9)	(9)
Stock-based compensation costs	8	8
Other	16	(6)
Changes in assets and liabilities	(231)	(169)
Net cash provided by operating activities	492	496
Cash Flows From Investing Activities:
Capital expenditures	(890)	(931)
Nuclear fuel expenditures	(12)	(20)
Purchases of securities – nuclear decommissioning trust fund	(70)	(29)
Sales and maturities of securities – nuclear decommissioning trust fund	66	17
Other	—	(1)
Net cash used in investing activities	(906)	(964)
Cash Flows From Financing Activities:
Dividends on common stock	(178)	(165)
Dividends paid to noncontrolling interest holders	(1)	(1)
Short-term debt, net	332	179
Issuances of long-term debt	347	499
Issuances of common stock	10	5
Employee payroll taxes related to stock-based compensation	(8)	(20)
Debt issuance costs	(5)	(5)
Other	—	(3)
Net cash provided by financing activities	497	489
Net change in cash, cash equivalents, and restricted cash	83	21
Cash, cash equivalents, and restricted cash at beginning of year(a)	272	216
Cash, cash equivalents, and restricted cash at end of period(b)	$355	$237
(a)Includes $25 million of cash and cash equivalents and $247 million of restricted cash as of December 31, 2023.
(b)Includes $85 million of cash and cash equivalents and $270 million of restricted cash as of March 31, 2024.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2024	2023
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,477	3,413
Commercial	3,271	3,202
Industrial	959	936
Street lighting and public authority	19	20
Ameren Missouri retail load subtotal	7,726	7,571
Off-system	1,131	1,054
Ameren Missouri total	8,857	8,625
Ameren Illinois Electric Distribution
Residential	2,751	2,696
Commercial	2,756	2,826
Industrial	2,678	2,611
Street lighting and public authority	98	107
Ameren Illinois Electric Distribution total	8,283	8,240
Ameren Total	17,140	16,865
Electric Revenues (in millions):
Ameren Missouri
Residential	$341	$324
Commercial	259	247
Industrial	61	61
Other, including street lighting and public authority	24	30
Ameren Missouri retail load subtotal	$685	$662
Off-system sales and capacity	29	179
Ameren Missouri total	$714	$841
Ameren Illinois Electric Distribution
Residential	$297	$382
Commercial	165	200
Industrial	45	48
Other, including street lighting and public authority	(1)	(6)
Ameren Illinois Electric Distribution total	$506	$624
Ameren Transmission
Ameren Illinois Transmission(a)	$131	$114
ATXI	55	49
Eliminate affiliate revenues	(1)	—
Ameren Transmission total	$185	$163
Other and intersegment eliminations(a)	(41)	(38)
Ameren Total	$1,364	$1,590
(a)Includes $28 million in both years of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2024	2023
Gas Sales - dekatherms (in millions):
Ameren Missouri	8	8
Ameren Illinois Natural Gas	60	60
Ameren Total	68	68
Gas Revenues (in millions):
Ameren Missouri	$61	$82
Ameren Illinois Natural Gas	391	391
Eliminate affiliate revenues	—	(1)
Ameren Total	$452	$472
	March 31,	December 31,
	2024	2023
Common Stock:
Shares outstanding (in millions)	266.6	266.3
Book value per share	$42.92	$42.62